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                                                                     EXHIBIT 1.1

                       CORPORATE ASSET BACKED CORPORATION

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS

                                     ___, 2001

         From time to time, Corporate Asset Backed Corporation, a Delaware corporation (the "Depositor"), may enter into, and if applicable, cause the Trusts referred to (and as defined) below to enter into, one or more underwriting agreements (each, an "Underwriting Agreement") that provide for the sale of notes (the "Notes") evidencing indebtedness of the trusts created by the Depositor (the "Trusts") or certificates evidencing beneficial ownership interests in such Trusts (the "Certificates" and, together with the "Notes", the "Offered Securities"), or both, to the several underwriters named therein (the "Underwriters"). These Standard Provisions may be incorporated by reference in any such Underwriting Agreement. The particular Underwriting Agreement into which these Standard Provisions are incorporated, including these Standard Provisions, is sometimes referred to in these Standard Provisions as "this Agreement." Terms defined in the Underwriting Agreement are used in these Standard Provisions as so defined. The particular Offered Securities that are to be offered pursuant to the particular Underwriting Agreement are referred to in these Standard Provisions as the "Designated Securities."

         The Depositor has filed with the Securities and Exchange Commission
(the "Commission") a registration statement (Registration No. 333-61522), including a prospectus, relating to the Offered Securities and has filed with, or transmitted for filing to, or shall promptly after the execution of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (as amended to the date of this Agreement, the "Prospectus Supplement") specifically relating to the Designated Securities referred to in the Underwriting Agreement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the various parts of the registration statement, including the exhibits thereto (other than the Form T-1) and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended to the date of this Agreement. If the Designated Securities consist solely of Certificates, the term "Base Prospectus" means the base prospectus forming a part of the Registration Statement and relating only to Certificates included in the Registration Statement, as amended to the date of this Agreement. If the Designated
Securities consist of Certificates and Notes, the term "Base Prospectus" means the base prospectus forming a part of the Registration Statement and relating to Certificates and Notes included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement, as amended to the date of this Agreement. The term "preliminary prospectus"
means a preliminary prospectus supplement specifically relating to the
Designated Securities, together with the Base Prospectus. As used herein, the terms "Base Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Depositor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
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         1. Representations and Warranties. The Depositor, and if the Trust is a
party to this Agreement, the Trust, represents and warrants to and agrees with each of the Underwriters as of the date of this Agreement and as of the time of delivery of the Designated Securities that:

         (a) The Registration Statement and any post-effective amendment to the Registration Statement have become effective in the form previously delivered to the Underwriters; no other document with respect to the Registration Statement has been filed or transmitted for filing with the Commission (other than prospectuses filed under Rule 424(b) under the Securities Act); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when it became effective or filed, as applicable, or will comply when so effective or filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) none of such documents, when they became or become effective or were or are filed with the Commission, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder, and (iv) the Registration Statement and any amendment thereto, as of its effective date, and the Prospectus and any amendment or supplement thereto, as of its date of filing, do not and will not contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, as of the Closing Date, no such document will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Manager expressly for use therein, (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee under the Trust Agreement, or
(C) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Indenture Trustee under the Indenture.

         (c) This Agreement has been duly authorized, executed and delivered by the Depositor, and if the Trust is a party to this Agreement, this Agreement has been authorized by all necessary action in respect of the Trust and executed and delivered by the Trustee on behalf of the Trust.

         (d) The Trust Agreement has been duly qualified under the Trust Indenture Act and has been duly authorized by the Depositor and, assuming due authorization, execution and delivery thereof by the Trustee, upon execution and delivery of the Trust Agreement by the Depositor, the Trust Agreement will constitute a valid and legally binding agreement of the Depositor, enforceable in accordance with its terms, subject to bankruptcy, insolvency,


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reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (e) The Trust (i) if the Trust is a party to this Agreement, is, and if the Trust is not a party to this Agreement, as of the Closing Date, will be, (A) in the case of a Trust formed under the laws of the State of New York, a valid common law trust under the laws of the State of New York, and (B) in the case of a Trust formed under the laws of the State of Delaware, a business trust duly formed, validly existing and in good standing under the laws of the State of Delaware; (ii) has or will have, as the case may be, the full power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is or will be, as the case may be, duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property required such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Depositor.

         (f) If the Trust is a party to this Agreement, the Trust possesses, and if the Trust is not a party to this Agreement, as of the Closing Date, the Trust will possess, all material licenses, certificates, authorizations, or permits required to be issued by any state, federal or foreign regulatory agencies or bodies in order to conduct the business now operated by it, and if the Trust is a party to this Agreement, the Trust has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial otherwise, or the earnings, business affairs or business prospects of the Trust.

         (g) Upon delivery of the Designated Securities to the Underwriters pursuant to this Agreement, the Underwriters will have good and marketable title to the Designated Securities, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens").

         (h) If the Designated Securities include Notes, the Indenture has been duly qualified under the Trust Indenture Act, and the Depositor has caused the Trustee to duly authorize the Indenture on behalf of the Trust and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, upon execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid and legally binding agreement of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (i) The Depositor has caused the Trustee to duly authorize the Certificates on behalf of the Trust and, when the Certificates have been executed and authenticated in accordance with the provisions of the Trust Agreement and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement, the Certificates will be validly issued and outstanding and will evidence the entire undivided beneficial interest in the Trust and entitle the holders thereof to the benefits provided by the Trust Agreement; and such Trust Agreement and Certificates will conform to the descriptions thereof contained in the Prospectus.

         (j) If the Designated Securities include Notes, the Depositor has caused the Trustee to duly authorize the Notes on behalf of the Trust and, when the Notes have been executed and


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authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement, the Notes will be valid and legally issued, fully paid and binding obligations of the Trust, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will entitle the holders thereof to the benefits provided by the Indenture; and the Indenture and such Notes will conform to the descriptions thereof contained in the Prospectus.

         (k) The Depositor has caused the Trustee to duly authorize each Swap Agreement, Related Agreement and Credit Enhancement Agreement to which the Trust is a party and, assuming due authorization, execution and delivery thereof by each other party thereto, upon execution and delivery of each such Swap Agreement, Related Agreement and Credit Enhancement Agreement by the Trustee, each such agreement will constitute a valid and legally binding agreement enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and each such Swap Agreement, Related Agreement and Credit Enhancement Agreement will conform to the descriptions thereof contained in the Prospectus.

         (l) The statements set forth in the Base Prospectus under the captions "Formation of the Trusts," "Description of the Certificates" and "Description of the Trust Agreement," or under the captions "Formation of the Trusts," "Description of the Notes and Certificates," "Description of the Trust Agreement" and "Description of the Indenture," as applicable, insofar as they purport to constitute a summary of the terms of the agreements referred to therein, and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

         (m) The execution and delivery by the Trust of, and the performance by the Trust of its obligations under this Agreement, the Trust Agreement, the Certificates, the Indenture, if applicable, the Notes, if applicable, and any Swap Agreements, Related Agreements and Credit Enhancement Agreements to which it is a party will not contravene any provision of applicable law or the constitutional documents of the Trust, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust or any agreement or other instrument to which the Trust is a party or by which it or any of its property or assets is bound.

         (n) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Depositor or the Trust under the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware, and the laws under which the Trust was or is to be formed, for the issuance, sale and delivery of the Designated Securities by the Trust to the Depositor and the sale and delivery of the Designated Securities by the Depositor to the Underwriters or the execution, delivery or performance by the Depositor or the Trust, as applicable, of this Agreement, the Trust Agreement, the Certificates, the Indenture, if applicable, the Notes, if applicable, and any Swap Agreement, Related Agreement and Credit Enhancement Agreement to which it is a party have been obtained or made, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Designated Securities.

         (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any


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development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Depositor.

         (p) There are no legal or governmental proceedings pending or, to the best knowledge of the Depositor or the Trust, threatened to which the Depositor or the Trust is a party or to which any of the property or assets of the Depositor or the Trust is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         (q) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (r) Neither the Depositor nor the Trust is and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, neither will be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

         2. Additional Representations and Warranties of the Depositor. The Depositor represents and warrants to and agrees with each of the Underwriters as of the date of this Agreement and as of the time of delivery of the Designated Securities that:

         (a) The Depositor has been duly incorporated, is an existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Depositor.

         (b) If the Trust is purchasing the Underlying Securities or any other Trust Assets directly from the Depositor, at the time of the execution and delivery of the Trust Agreement, the Depositor (i) will have good and marketable title to the Underlying Securities or such Trust Assets being transferred by it to the Trustee pursuant thereto, free and clear of any Liens, (ii) will not have assigned to any person any of its right, title or interest in such Underlying Securities or such Trust Assets or in the Trust Agreement and (iii) will have the power and authority to transfer such Underlying Securities or such Trust Assets to the Trustee, and upon execution and delivery of the Trust Agreement and delivery of the Underlying Securities or such Trust Assets to the Trustee as provided in the Trust Agreement, the Trustee will (assuming that it has not received notice of any adverse claims to such Underlying Securities or such Trust Assets) be a protected purchaser of such Underlying Securities or such Trust Assets, free of any adverse claim, and will have acquired ownership of all of the Depositor's right, title and interest in and to the related Underlying Securities or such Trust Assets.

         (c) The Depositor possesses all material licenses, certificates, authorizations, or permits required to be issued by any state, federal or foreign regulatory agencies or bodies in order to conduct the business now operated by it, and the Depositor has not received any notice


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of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial otherwise, or the earnings, business affairs or business prospects of the Depositor.

         3. Terms of Public Offering. The Depositor, and if the Trust is a party to this Agreement, the Trust, is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Designated Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Designated Securities are set forth in the Prospectus.

         4. Payment and Delivery. Payment for the Designated Securities shall be made to the Depositor, or if the Trust is a party to this Agreement, the Trust, in Federal or other funds immediately available at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Designated Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid.

         5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters are subject to the following conditions:

         (a) Each of the representations and warranties and other statements of the Depositor, and if the Trust is a party to this Agreement, the Trust, in this Agreement shall, at the time of delivery of the Designated Securities, be true and correct as if made at such time (except to the extent such representations, warranties and statements are expressly made as of any other time, in which case such representations, warranties and statements shall have been true and correct at such other time).

         (b) The Depositor, and if the Trust is a party to this Agreement, the Trust, shall have performed all of their respective obligations under this Agreement to be performed on or prior to the time of delivery.

         (c) The Prospectus as amended or supplemented in relation to the Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(b) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

         (d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by a duly authorized officer of the Depositor, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties and other statements of the Depositor contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Depositor has complied with all of the agreements and satisfied all of the conditions in all material respects on its part to be performed or satisfied hereunder on or before the Closing Date.


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         (e) If the Trust is a party to this Agreement, the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized signatory of the Trust, to the effect set forth in
Section 5(a) above and to the effect that the representations and warranties and other statements of the Trust contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Trust has complied with all of the agreements and satisfied all of the conditions in all material respects on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge, following appropriate due diligence, as to proceedings threatened.

         (f) An opinion, dated the Closing Date, addressed to the Underwriters in substantially the form attached as Exhibit A to these Standard Provisions, shall be received by the Underwriters from counsel acceptable to the Underwriters.

         (g) An opinion, dated the Closing Date, addressed to the Underwriters confirming the disclosure set forth under the captions "United States Federal Income Tax Consequences" in the Prospectus and the tax status of the Trust as specified in the Prospectus and relating to such other matters as the Underwriters shall reasonably require, shall be received by the Underwriters from counsel acceptable to the Underwriters.

         (h) If the Trust is a Delaware business trust, an opinion, dated the Closing Date, addressed to the Underwriters relating to such matters as the Underwriters shall reasonably require, shall be received by the Underwriters from Delaware counsel acceptable to the Underwriters.

         (i) Each of the Trust Agreement, any Swap Agreement, any Related Agreement, any Credit Enhancement Agreement and, if the Designated Securities include Notes, the Indenture, shall have been duly authorized, executed and delivered.

         (j) Neither the issuer of any securities that constitute a part of the property of the Trust nor any of its subsidiaries shall have sustained since the date of its latest audited financial statements any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in filings by such issuer with the Commission prior to the date of this Agreement; (ii) since the respective dates as of which information is given in filings by such issuer with the Commission prior to the date of this Agreement, there shall not have been any change in the capital stock or long-term debt of such issuer or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting, as applicable, the general affairs, management, financial position, prospects, stockholders' equity or results of operations of such issuer and its subsidiaries, otherwise than as set forth or contemplated in filings by such issuer with the Commission prior to the date of this Agreement; and (iii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of this Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting, as applicable, the general affairs, management, financial position, prospects, or results of operations of the Depositor and its subsidiaries and the Trust, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i), (ii) or (iii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable


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to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus.

         (k) On or after the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of any issuer of securities that constitute a part of the property of such Trust (or, in the case of any such issuer that is an insurance company, such issuer's financial strength or claims paying ability) or of a counterparty to any Swap Agreement or the Designated Securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities or preferred stock (or, in the case of any such issuer that is an insurance company, such issuer's financial strength or claims paying ability) or of the Designated Securities.

         (l) On or after the date of this Agreement, there shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Depositor, of any other trust established by the Depositor, of any issuer of securities that constitute a part of the property of the Trust or of a counterparty to any Swap Agreement shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse; and in the case of any of the events specified in clauses (i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

         (m) On the Closing Date, the Underwriters and their counsel shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust in connection with the issuance and sale of the Designated Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (n) The Designated Securities shall have been rated at least Baa by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies Inc. (or any successor rating agencies), and such ratings shall continue in effect at the time of delivery of the Designated Securities.

         6. Covenants of the Depositor. In further consideration of the agreements of the Underwriters herein contained, the Depositor covenants with each Underwriter as follows:

         (a) To furnish the Manager, without charge, for itself as many copies of the Registration Statement (including exhibits thereto) as the Manager may reasonably request and


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for delivery to each other Underwriter a conformed copy of the Registration
Statement (without exhibits thereto) and to furnish the Manager in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
Section 6(e) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

         (b) To file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities.

         (c) To cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

         (d) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Designated Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

         (e) If, during such period after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Depositor) to which Designated Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances in which they are made, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (f) To endeavor to qualify the Designated Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request; provided, however, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Designated Securities have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Designated Securities.

         (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Depositor's counsel in connection with the registration and delivery of the Designated Securities under the Securities Act and all other fees or expenses in connection with


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the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Designated Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Designated Securities under state law and all expenses in connection with the qualification of the Designated Securities for offer and sale under state law as provided in Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the costs and expenses in connection with the preparation of the Trust Agreement and, if the Designated Securities include Notes, the Indenture, (v) the fees and disbursements of the Depositor's counsel and accountants and of the Trustee and its counsel and if the Designated Securities include Notes, of the Indenture Trustee and its counsel, (vi) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Designated Securities by the National Association of Securities Dealers, Inc., (vii) any fees charged by the rating agencies for the rating of the Designated Securities, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Designated Securities and all costs and expenses incident to listing the Designated Securities on the New York Stock Exchange, the American Stock Exchange, other national securities exchanges or foreign stock exchanges or quotation of the Designated Securities on the NASDAQ National Market, (ix) the costs and expenses of the Depositor relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Designated Securities, and (x) all other costs and expenses incident to the performance of the obligations of the Depositor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6, and the last paragraph of Section 8 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

         (h) To notify the Manager immediately if, during such period after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Depositor receives notice of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Certificates, of the suspension of the qualification of such Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Certificates or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

         (i) During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions for the Designated Securities, as notified to the Depositor by the Manager, and (ii) the time of delivery of the Designated Certificates, not to, and not cause the Trust to, offer, sell, contract to sell or otherwise dispose of any debt securities of any trust which mature more than one year after such time of delivery and which are substantially similar to such Designated Securities (it being understood that Designated Securities of another series based upon different underlying securities shall be deemed not to be substantially similar to the Designated Securities), without the prior written consent of the Underwriters.

         7.   Indemnity and Contribution.

         (a) The Depositor, and if the Trust is a party to this Agreement, the Trust, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly out of or are based directly upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Designated Securities, or any amendment or supplement thereto, or arise directly out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Depositor, and if the Trust is a party to this Agreement, the Trust, shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises directly out of or is based directly upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Designated Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Depositor, and if the Trust is a party to this Agreement, the Trust, against any losses, claims, damages or liabilities to which the Depositor, and if the Trust is a party to this Agreement, the Trust, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly out of or are based directly upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Designated Securities, or any amendment or supplement thereto, or arise directly out of or are based directly upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use therein; and will reimburse the Depositor, and if the Trust is a party to this Agreement, the Trust, for any legal or other expenses reasonably incurred by the Depositor, and if the Trust is a party to this Agreement, the Trust, respectively, in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party shall have been materially prejudiced by the failure to give such notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the immediately preceding sentence, however, if the indemnified party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such claim on behalf of the indemnified party and the indemnified party shall have the right to assert such legal defenses and to otherwise participate in the defense of such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 6 (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and each Underwriter on the other from the offering of the Designated Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor, and if the Trust is a party to this Agreement, the Trust, on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and, if applicable, the Trust on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Depositor and, if applicable, the Trust bear to the total commissions or discounts received by such Underwriter from the Depositor and, if applicable, the Trust in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Depositor and, if applicable, the Trust on the one hand or by any Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Depositor and, if applicable, the Trust and each Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Underwriters under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

         (e) The obligations of the Depositor and, if the Trust is a party to this Agreement, the Trust under this Section 7 shall be in addition to any liability which the Depositor and, if applicable, the Trust, may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and, if applicable, the Trust, and to each person, if any, who controls the Depositor and, if applicable, the Trust, within the meaning of the Securities Act.

         8.       Termination.

         (a) This Agreement shall be subject to termination by notice given by the Manager to the Depositor and, if the Trust is a party to this Agreement, the Trust, if (i) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (A) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of the Depositor, any other trust established by the Depositor, any issuer of securities that constitute a part of the property of the Trust or counterparty to any Swap Agreement shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (ii) in the case of any of the events specified in clauses 8(i)(A) through 8(i)(D), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

         (b) If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party.

         9. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Designated Securities that it has or they have agreed to purchase hereunder on such date (other than by reason of any condition set forth in Section 5 hereof not being satisfied), and the aggregate amount of Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Designated Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Designated Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Designated Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Designated Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Designated Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Designated Securities and the aggregate amount of Designated Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Designated Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Depositor for the purchase of such Designated Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Depositor. In any such case either the Manager or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Depositor, and if the Trust is a party to this Agreement, the Trust, to comply with the terms or to fulfill any of the conditions of this Agreement in all material respects, or if for any reason the Depositor, and if the Trust is a party to this Agreement, the Trust, shall be unable to perform its obligations under this Agreement, the Depositor and, if applicable, the Trust, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Parties. This Agreement shall be binding upon the Underwriters, the Depositor and, if the Trust is a party to this Agreement, the Trust, and their respective successors. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor and the Trust and their respective successors, and the controlling persons and officers and directors referred to in Section 7(e) and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. In addition, this Agreement shall inure to the benefit of any third party named herein as a third party beneficiary and only to the extent provided herein. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor and the Trust and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of the Designated Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[OPINION OF COUNSEL FOR DEPOSITOR]                                     EXHIBIT A

                              [insert Closing Date]

[UBS Warburg LLC
677 Washington Boulevard                                  Enforceability Opinion
Stamford, CT  06912]

[UBS PaineWebber Inc.
1200 Harbor Blvd., 10th Floor
Weehawken, NJ 07087]


                          Re: CABCO Series 200 - Trust

Ladies and Gentlemen:

                  We have acted as special counsel to Corporate Asset Backed Corporation (the "Depositor") and are rendering this opinion in connection with the offer and sale by CABCO Series 200_-_ Trust (the "Trust") of [insert currency and aggregate initial principal balance] aggregate principal balance of certificates (the "Certificates"[ or the "Designated Securities"]), issued pursuant to the Series Trust Agreement dated as of [insert Closing Date] (the "Trust Agreement"), between the Depositor and [Name of Trustee], as trustee (in such capacity, the "Trustee") [and [insert currency and aggregate initial principal balance] aggregate principal balance of notes (the "Notes", and together with the Certificates, the "Designated Securities") issued pursuant to the Series Trust Indenture dated as of [insert Closing Date] (the "Indenture"), between the Trust and [insert name of Indenture Trustee], as indenture trustee (the "Indenture Trustee")]. The Certificates will evidence the entire undivided beneficial interest in the Trust, the assets of which consist of $__________ in aggregate principal amount of _______________ (the "Underlying Securities") [and the rights of the Trust under a swap agreement entered into between the Trustee on behalf of the Trust and [UBS AG, London branch] (the "Swap Agreement")] [and [list any Related Agreements or Credit Enhancement Agreements and define them as the "Related Agreements" and/or the "Credit Enhancement Agreements", as applicable] and together with the Underlying Securities and any other trust assets purchased by the Trustee on behalf of, or assigned by the Depositor to, the Trust, the "Trust Assets")]. [The Notes will evidence debt obligations of the Trust, secured by the Trust Assets.]

                  [The Depositor conveyed the Underlying Securities [and the other Trust Assets] to the Trustee pursuant to the Trust Agreement and an agreement of sale and assignment between the Trustee on behalf of the Trust and the Depositor (the "Assignment Agreement").] [The Trustee purchased, on behalf of the Trust, the Underlying Securities [and the other Trust Assets] [and executed the [Swap Agreement][and the Related Agreements] [and Credit Enhancement Agreements] on behalf of the Trust]. The Designated Securities have been sold by the [Trust][Depositor] to [UBS Warburg LLC][ and ][UBS PaineWebber Inc.], as underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated as of [insert Pricing Date] (the "Underwriting Agreement") between the [Trust][Depositor] and the Underwriters. The Underwriter[s] [is][are] [an] affiliate[s] of UBS Americas Inc., the parent of the Depositor ("UBS Americas"). Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement[ or the Indenture, as the case may be]. This opinion is furnished pursuant to Section 5(f) of the Underwriting Agreement.

                  The Depositor filed a Registration Statement on Form S-3 (Registration No. 333-61522) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), that was declared effective on _________, 2001 (such registration statement, as most recently amended, being hereinafter referred to as the "Registration Statement"). The Designated Securities were offered by the prospectus dated _______, 2001 (the "Base Prospectus") and the prospectus supplement dated
______, 200_ (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act.

                  We have participated in the preparation of (i) the Trust Agreement, [(ii) the Indenture,] [(iii)] the Underwriting Agreement[, [(iv) the Swap Agreement], [(v) the Related Agreements], [(vi) the Credit Enhancement Agreements], [(vii) the Assignment Agreement], and [(viii)] the Registration Statement and Prospectus. The Trust Agreement[, the Underwriting Agreement] and [the Assignment Agreement] are referred to herein as the "Depositor Agreements".

                  We are admitted to practice law in the State of New York and express no opinion herein as to the laws of any jurisdiction other than the laws of such State, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  In rendering the opinions expressed below, we have examined the Depositor Agreements, [the Indenture,] [the Swap Agreement,] [the Related Agreements,] [the Credit Enhancement Agreements,] the Registration Statement, the Prospectus, the certificate of incorporation and by-laws of the Depositor, a good standing certificate issued by the State of Delaware with respect to the Depositor, certain resolutions adopted by the Board of Directors of the Depositor and a specimen of the Certificates[ and of the Notes]. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  Based upon the foregoing, and having regard to legal considerations which we deem relevant, subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

                  1. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute, deliver and perform its obligations under the Depositor Agreements.

                  2. The Trust Agreement has been duly authorized, executed and delivered by the Depositor and (a) creates a valid common law trust under the laws of the State of New York and (b) constitutes the legal, valid and binding obligation of the Depositor enforceable against it in accordance with its terms.

                  3. [The Assignment Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding obligation of the Depositor enforceable against it in accordance with its terms.]

                  4. The Underwriting Agreement has been [duly authorized, executed and delivered by the Depositor][authorized by all necessary action in respect of the Trust, executed and delivered by the Trustee on behalf of the Trust].

                  5. [Each of the [Swap Agreement,] [Related Agreements] [and] [Credit Enhancement Agreements has been authorized by all necessary action in respect of the Trust, executed and delivered by the Trustee on behalf of the Trust and, upon the authorization, execution and delivery by each other party thereto, will constitute the legal, valid and binding agreement of the Trust, enforceable against it in accordance with its terms.]

                  6. The Certificates have been duly authorized, executed and delivered in accordance with the Trust Agreement, and assuming due authentication thereof by the Trustee and upon payment therefor as contemplated by the Prospectus, the Certificates (a) will be validly issued and outstanding,
(b) will evidence the entire undivided beneficial interest in the Trust and entitle the holders thereof to the benefits of the Trust Agreement and (c) will conform in all material respects to the description thereof in the Prospectus.

                  7. [The Indenture has been authorized by all necessary action in respect of the Trust, executed and delivered by the Trustee on behalf of the Trust and, upon the authorization, execution and delivery by each other party thereto, will constitute the legal, valid and binding agreement of the Trust, enforceable against it in accordance with its terms. The Notes have been duly authorized, executed and delivered in accordance with the Indenture, and assuming due authentication thereof by the Indenture Trustee, and upon payment therefor as contemplated by the Prospectus, the Notes (a) will be validly issued and outstanding and will entitle the holders thereof to the benefits of the Indenture, (b) will constitute legal, valid and binding obligations of the Trust enforceable against it in accordance with their terms and (c) will conform in all material respects to the description thereof in the Prospectus.]

                  8. [Each of the][The] Trust Agreement[ and the Indenture] has been qualified as an indenture under the Trust Indenture Act of 1939, as amended.

                  9. Neither the Depositor nor the Trust is and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, neither will be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  10. The Registration Statement has become effective under the Securities Act, and, to our knowledge (a) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and (b) no proceedings for that purpose have been instituted or threatened under
Section 8(d) of the Securities Act.

                  11. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than financial or statistical information contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

                  12. The execution and delivery by the Depositor of, and the performance by the Depositor of its obligations under, each of the Depositor Agreements, and the consummation of the transactions contemplated thereby do not and will not:

                           A. contravene any provision of the Delaware General
                  Corporation Law or any federal or State of New York statute or regulation, except that we express no opinion with respect to compliance with the securities laws of the State of New York or any other state;

                           B. contravene any provision of the certificate of
                  incorporation or by-laws of the Depositor;

                           C. contravene any agreement or other instrument
                  binding upon the Depositor listed on the attached certificate, which list to our knowledge contains all agreements or other instruments binding upon the Depositor; or

                           D. contravene any judgment, order or decree of any
                  governmental body, agency or court having jurisdiction over the Depositor that (a) is known to us and (b) is material to the Depositor.

                  13. The execution and delivery by the Trustee on behalf of the Trust, and the performance by the Trust of its obligations under, the Trust Agreement, [the Indenture,] [, the Underwriting Agreement] [, the Assignment Agreement] [, the Swap Agreement] [and] [each of the Related Agreements and Credit Enhancement Agreements to which it is a party], and the consummation of the transactions contemplated thereby do not and will not:

                           A. contravene any provision of any federal or State
                  of New York statute or regulation, except that we express no opinion with respect to compliance with the securities laws of the State of New York or any other state;

                           B. contravene any provision of the Trust Agreement;

                           C. contravene any agreement or other instrument
                  binding upon the Trust listed on the attached certificate, which list to our knowledge contains all agreements or other instruments binding upon the Trust; or

                           D. contravene any judgment, order or decree known to
                  us of any governmental body, agency or court having jurisdiction over the Trust that is material to the Trust.

                  14. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Trust and the Depositor under the federal laws of the United States, and the laws of the State of New York and the Delaware General Corporation Law for the issuance, sale and delivery of the Designated Securities to the Underwriters have been obtained or made, except that we express no opinion with respect to compliance with the securities laws of the State of New York or any other state.

                  15. To our knowledge, there are no material contracts, agreements or other documents or any legal or governmental proceedings related to the Depositor, the Trust or the Designated Securities of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

                  16. The statements in the Prospectus Supplement describing the terms and provisions of the Trust Agreement[,][ and] the Designated Securities[ and the Indenture] under the captions "Description of the Trust Agreement"[, "Description of the Indenture"] and "Description of the [Notes and] Certificates," insofar as those purport to summarize certain provisions of the Trust Agreement[,][ and] the Designated Securities[ and the Indenture], provide a fair summary of such terms and provisions.

                  In rendering the foregoing opinions, we have assumed the following (which assumptions we have not independently verified): (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties made in conference or contained in the records, documents, instruments and certificates we have reviewed; (d) the power and authority of each party to each agreement and instrument referred to herein other than the Depositor and the Trust, as applicable, to enter into and perform all of their obligations thereunder; (e) the due authorization, execution and delivery of the Depositor Agreements [and the Indenture] on behalf of the respective parties thereto other than the Depositor and the Trust and the legal, valid, and binding effect thereof and enforceability against the respective parties thereto other than the Depositor and the Trust, (f) the Designated Securities conform to the specimen[s] thereof examined by us, the Trustee's[ and the Indenture Trustee's] certificates of authentication of the Designated Securities have been manually signed by one of the Trustee's[ and the Indenture Trustee's] responsible officers or authorized signatories, and (g) the absence of any binding agreement or understanding that supplements or otherwise modifies the intentions and agreements of the parties to any of the agreements or instruments referred herein, as expressed in such agreement or instrument. In addition, in rendering our opinion in paragraph 9 in respect of the Depositor, we have relied on an officer's certificate of the Depositor.

                  Whenever a statement herein is qualified by the phrase "to our knowledge," "known to us", "come to our attention" or any similar phrase, it is intended to indicate that, during the course of our representation of the Depositor, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys who have been actively involved in representing the Depositor in connection with any matters relating to the transactions described in this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement.

                  Our opinion that any agreement or instrument is legal, valid, binding or enforceable in accordance with its terms is qualified as to:

                  (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally;

                  (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                  (c) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

                  In addition, we express no opinion as to whether a federal court of the United States of America located outside the State of New York or a state court outside the State of New York would give effect to the choice of New York law provided for in any of the agreements or instruments referred to herein.

                  We have participated in conferences with your representatives and the Trustee concerning the Registration Statement and the Prospectus and have considered the matters and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraph 16 above) and take no responsibility for any such statements. Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the description of the Trust Assets or the financial statements, schedules and any other financial and statistical information contained in the Prospectus). In connection with this paragraph, we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor and UBS Americas with respect to facts necessary to the determination of materiality.

                  This opinion letter is solely for your respective benefits in connection with the transaction referred to in the first paragraph hereof and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person, without our prior written consent. Notwithstanding the foregoing, each person listed in Schedule I attached hereto is entitled to rely on this opinion letter as though the same were addressed to it, subject to the condition that by acceptance of this letter each person listed in Schedule I recognizes and acknowledges that: (i) no attorney-client relationship exists or has existed between our firm and such person in connection with the issuance of the Designated Securities or by virtue of this opinion letter; (ii) in order to permit reliance by such person on this letter, our firm conducted no activities in addition to those undertaken or conducted for the purpose of rendering this opinion letter to the addressee hereof, and (iii) this opinion letter may not be appropriate or sufficient for such person's purposes. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                                     Very truly yours,

                                   SCHEDULE I

                        The Bank of New York, as Trustee
                         Moody's Investors Service, Inc.
                         Standard & Poor's Ratings Group

                        CABCO SERIES 200 ___ - ___ TRUST

       CABCO [CERTIFICATES] [NOTES AND CERTIFICATES], SERIES 200 ___ - ___

                       CORPORATE ASSET BACKED CORPORATION

                             UNDERWRITING AGREEMENT

                                                                   ___ , 200 ___

Corporate Asset Backed Corporation
400 West Main Street, Suite 338
Babylon, New York 11702
Attention:  Mr. Andrew L. Stidd

Ladies and Gentlemen:

         We (the "Manager[s]") [are] [is] acting on behalf of the underwriter or underwriters (including us) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Corporate Asset Backed Corporation, a Delaware corporation (the "Depositor"), proposes to cause [name of trust] (the "Trust") to issue and sell certain securities (the "Designated Securities"). The Designated Securities will consist of [currency and principal balance] aggregate principal balance of [[name of certificates] (the "Certificates")] [and [currency and principal balance] aggregate principal balance of [name of notes] (the "Notes")]. The property of the Trust will consist principally of $ ___ [aggregate principal balance] of [specify securities] (the "Underlying Securities") [and certain funds and other collateral [and any Swap Agreement, Related Agreement or Credit Enhancement Agreement as defined below] (together with the Underlying Securities, the "Trust Assets")]. The Underlying Securities are being sold to the Trust [by the Depositor]. The Certificates will be issued pursuant to the provisions of a trust agreement, to be dated as of ___, 200 ___ (the "Trust Agreement") between the Depositor and ___ , as Trustee (the "Trustee"). [The Notes will be issued pursuant to the provisions of an indenture, to be dated as of ___, 200 ___(the "Indenture") between the Trust, as issuer, and ___, as trustee
(the "Indenture Trustee").]

         Subject to the terms and conditions set forth or incorporated by reference into this Agreement, the Depositor hereby agrees to sell, and if applicable, cause the Trust to sell, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from [the Trust] [the Depositor] the respective principal balance of Designated Securities set forth below opposite their names at a purchase price of ___% of the initial principal amount of the Designated Securities, plus accrued interest, if any, from ___, 200 ___to the date of payment and delivery:

                                          Aggregate initial
                                   principal balance of Designated
           Name                              Securities
           ----                    --------------------------------
[UBS Warburg LLC]
[UBS PaineWebber Inc.]
[Insert syndicate names]
           Total

         The Underwriters will pay for the Designated Securities upon delivery thereof at the office of [Sidley Austin Brown & Wood] at ___ a.m. (New York City time) on ___, 200 ___, or at such other time, not later than 5:00 p.m. (New York City time) on ___, 200 ___, as shall be designated by the Manager[s]. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date".

         The Designated Securities shall have the terms set forth in the Prospectus dated ___, 200 ___, and the Prospectus Supplement dated ___, 200 ___ including the terms set forth in Schedule 1:

         [Insert any special provisions, including any "Swap Agreements", "Related Agreements" or "Credit Enhancement Agreements."]

         All provisions contained in the document entitled Corporate Asset Backed Corporation Underwriting Agreement Standard Provisions dated ___,
2001, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to [UBS Warburg LLC] [UBS PaineWebber Inc.] shall be directed to: [address], Attention: ___; notices to [the Trust] shall be directed to the Trustee at [Name of Trustee], [address], Attention: ___; [notices to the [Indenture Trustee] shall be directed to [Name of Indenture Trustee], [address], Attention: ___;] and notices to the Depositor shall be directed to Corporate Asset Backed Corporation, 400 West Main Street, Suite 338, Babylon, New York 11702, Attention: Andrew L. Stidd; or, as to any party, such other address as may hereafter be furnished by such party to the other in writing.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                   Very truly yours,

                                   [UBS WARBURG LLC]
                                   [UBS PAINEWEBBER INC.]
                                   [Name of Other Lead Managers]

                                   Acting severally on behalf of themselves and the several Underwriters named herein

                                   By:          [UBS WARBURG LLC]
                                                [UBS PAINEWEBBER INC.]

                                   By:
                                                Name:
                                                Title:



Accepted:

CORPORATE ASSET BACKED CORPORATION
By:
         Name:
         Title:


[CABCO Series 200 ___ - ___ Trust

By:      The Bank of New York,
         not in its individual capacity
         but solely as Trustee under
         the Trust Agreement.

By:
         Authorized Signatory]

                                                                      SCHEDULE 1

                         TERMS OF DESIGNATED SECURITIES

            [Insert Exhibit A from Trust Agreement and other details]